UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2021

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34240	33-0846191
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1610 East Saint Andrew Place, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 Par Value	CLCT	Nasdaq Global Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Collectors Universe, Inc., a Delaware corporation (the “Company”), on November 30, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cards Parent LP, a Delaware limited partnership (“Parent”), and Cards Acquisition Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub has commenced a tender offer (the “Offer”) to purchase any and all issued and outstanding shares of common stock, par value $0.001 per share, of the Company (the “Shares”) at an offer price of $75.25 per Share, without interest and subject to any required withholding taxes (the “Original Offer Price”), net to the seller in cash. The Merger Agreement also provides, among other things, that promptly following the completion of the Offer and upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as an indirect wholly owned subsidiary of Parent (the “Merger” and together with the Offer, the “Transactions”).

On January 20, 2021, the Company, Parent and Merger Sub entered into an Amended and Restated Agreement and Plan of Merger (the “A&R Merger Agreement”), which amended and restated the Merger Agreement in its entirety. Pursuant to the A&R Merger Agreement, the Original Offer Price was increased from $75.25 per Share to $92.00 per Share, without interest and subject to any required withholding taxes, net to the seller in cash, in accordance with the terms and conditions of the Offer (as so amended). In connection with the entry into the A&R Merger Agreement, the parties agreed to extend the expiration time for the Offer from January 19, 2021, to February 3, 2021, subject to further extensions in accordance with the terms of the A&R Merger Agreement.

The foregoing description of the A&R Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Merger Agreement, a copy of which is attached as Exhibit 2.1 and is incorporated by reference.

Item 2.02 Results of Operations and Financial Condition

On January 20, 2021, the Company issued a press release announcing preliminary financial results for its second quarter of fiscal year 2021, which ended on December 31, 2020. A copy of that press release is attached as Exhibit 99.1 and is incorporated by reference.

In accordance with General Instruction B.2 of Form 8-K, information in Item 2.02 of this Report, and Exhibit 99.1, are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information or such Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01 Regulation FD Disclosure.

On January 20, 2021 the Company also issued a press release announcing the execution of the A&R Merger Agreement, the increase of the Original Offer Price and the extension of the Offer. A copy of the press release is attached as Exhibit 99.2 and is incorporated by reference.

In accordance with General Instruction B.2 of Form 8-K, information in Item 7.01 of this Report, and in Exhibit 99.2, are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall such information or such Exhibits be deemed incorporated by reference in any filing under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated January 20, 2021, by and among the Company, Parent and Merger Sub.
99.1	Press release issued January 20, 2021 by the Company.
99.2	Press release issued January 20, 2021 by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

By:	/s/ Joseph J. Wallace
Joseph J. Wallace
Senior Vice President and Chief Financial Officer

Date: January 20, 2021